UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2015

Date of Report (Date of earliest event reported)

New Relic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

188 Spear Street, Suite 1200

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(650) 777-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2015, New Relic, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Chief Marketing Officer

On May 11, 2015, Patrick Moran notified the Company that he is resigning as Chief Marketing Officer of the Company, effective as of July 1, 2015 (the “Separation Date”), and that he plans to work with emerging leaders as an entrepreneur-in-residence at Benchmark Capital. The Company entered into a Separation Agreement, dated May 11, 2015 (the “Separation Agreement”), with Mr. Moran to govern the terms of a transition period with Mr. Moran through the Separation Date. Until the Separation Date, Mr. Moran has agreed to perform his current duties, transition his work load, and provide other transition assistance as requested by the Company and the Company will continue to pay Mr. Moran his regular base salary and he will continue to participate in the employee benefit plans in which he is enrolled. The Separation Agreement provides, among other things, that, conditioned upon performance of certain terms in the Separation Agreement, including signing a release of claims and confidentiality obligations, the Company will extend the exercisability of Mr. Moran’s options grants post-termination until the earlier of a change in control of the Company and January 15, 2016.

(e)	Equity Awards

On May 6, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, pursuant to the authority delegated to it by the Board and in accordance with prior practice, determined annual merit incentive grants to, and set cash and bonus compensation for, the Company’s “executive officers” within the meaning of Rule 3b-7 of the Exchange Act. The Compensation Committee determined that annual merit equity grants to the executive officers may contain (a) options to purchase shares of the Company’s Common Stock (“Options”) and (b) restricted stock units of the Company’s Common Stock (“RSUs”). The Compensation Committee approved grants of Options and RSUs (collectively, the “Equity Awards”) for certain of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)), as set forth in the table below. All Equity Awards were pursuant to, and in accordance with, the terms and conditions of the Company’s 2014 Equity Incentive Plan (the “Plan”), the Forms of Option Agreement and Stock Option Grant Notice and the Forms of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Grant Notice previously filed with the SEC. Each Option will have an exercise price equal to the closing price of the Company’s Common Stock reported by the New York Stock Exchange on the date of grant, which for the Equity Awards will be May 15, 2015, which represents the fair market value of the Company’s Common Stock on the date of grant as determined under the terms of the Plan, and a term of 10 years from the date of grant.

Name	Job Title	Value of Stock Options	Number of Stock Options	Value of RSUs	Number of RSUs
Cook, Chris	President and Chief Operating Officer	$383,375	(1)	$383,375	(2)
Sachleben, Mark	Chief Financial Officer	$766,750	(1)	$766,750	(2)

(1)	The number of shares of the Company’s Common Stock subject to the Options shall be determined on May 15, 2015 using the same method the Company uses to calculate fair market value of stock options in its financial statements, using the closing price as reported on the New York Stock Exchange on May 15, 2015, except that no provision shall be made for estimated forfeitures related to service-based vesting. Each Option shall be an incentive stock option to the fullest extent permissible, and thereafter, a nonstatutory stock option.
(2)	The number of RSUs shall be determined based on the fair market value per share of the Company’s Common Stock on May 15, 2015, using the closing price as reported on the New York Stock Exchange on May 15, 2015.

Item 8.01 Other Events.

Pursuant to an early release letter executed on May 11, 2015, Morgan Stanley & Co. LLC on behalf of itself and as a representative of the underwriters for the Company’s initial public offering in December 2014, consented to a limited early release from the 180-day lock-up restrictions scheduled to expire end of day on June 9, 2015 (the “Early Release”). The Early Release will take effect on June 1, 2015, and a limited number of shares may be sold on or after that date, subject to securities law limitations. The Early Release will allow certain non-executive employees and consultants of the Company to sell up to one-third of the shares that are held as of June 1, 2015 or are vested and exercisable pursuant to options held as of June 1, 2015. Officers and directors of the Company are not eligible for the Early Release, and the Early Release shall apply only to securities outstanding as of May 7, 2015 (including pursuant to the exercise or conversion of securities that are outstanding as of May 7, 2015). The Company expects that the Early Release will apply to no more than approximately 535,000 shares of the Company’s Common Stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated May 12, 2015, issued by New Relic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: May 12, 2015	By:	/s/ Mark Sachleben
Mark Sachleben
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release, dated May 12, 2015, issued by New Relic, Inc.